Exhibit 4.1


                    THIS  WARRANT  AND THE SHARES ISSUABLE UPON EXERCISE OF THIS
               WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                   Right to Purchase 600,000 Shares of
                                  Common Stock, no par value per share

               Date:  Issued July 22, 2003
                                  --
                      Effective as of
                      April 21, 2003


                          MEASUREMENT SPECIALTIES, INC.
                             STOCK PURCHASE WARRANT

          THIS CERTIFIES THAT, for value received, Four Corners Capital Partners, LP ("Four Corners"), or its registered assigns, is entitled to purchase from Measurement Specialties, Inc., a corporation organized under the laws of the State of New Jersey (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, six hundred thousand (600,000) fully paid and nonassessable shares of the Company's common stock, no par value per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") equal to $3.16. The shares of Common Stock purchasable hereunder shall be defined herein as "WARRANT SHARES." The Exercise Price is subject to adjustment as provided in Section 4 hereof. The term "WARRANT" means this Warrant which is being issued by the Company pursuant to a certain letter agreement by and between the Company and Four Corners (the "Letter Agreement").

          This Warrant is subject to the following terms, provisions and conditions:

     1.    Manner  of  Exercise;  Issuance of Certificates; Payment for Shares.
           -------------------------------------------------------------------
Subject to the provisions hereof, at any time during the Exercise Period (as herein defined), this Warrant may be exercised by the holder hereof, in whole or in part (subject to the vesting provisions of Section 2 hereof), by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any Business Day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by written notice to the holder hereof), and upon
(i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder is effectuating a Cashless Exercise (as defined in Section 11(c) hereof) pursuant to Section 11(c) hereof, delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a Business Day, on the next succeeding Business Day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two (2) Business Days, after this Warrant shall have been so exercised (the "Delivery Period"). If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     2.     Period of Exercise; Vesting. (a) This  Warrant  shall be exercisable
            ------------------------------
subject  to  the  vesting  provisions  and  early termination provisions of this
Section 2 at any time and from time to time until April 30, 2013 (the "EXERCISE PERIOD").

           (b) The right to purchase Warrant Shares hereunder shall vest in accordance with the following schedule:

                   (i) Two hundred and ten-thousand (210,000) Warrant Shares (the "Period One Shares") shall become purchasable between the date hereof and April 30, 2004 ("Period One"); with one-quarter of such Period One Shares becoming purchasable on the last day of the months of July, October, January and April of Period One;

                  (ii) One hundred eighty-thousand (180,000) Warrant Shares (the "Period Two Shares") shall become purchasable between May 1, 2004 and April 30, 2005 ("Period Two"); with one-quarter of such Period Two Shares becoming purchasable on the last day of the months of July, October, January and April of Period Two;
                 (iii) One hundred twenty-thousand (120,000) Warrant Shares (the "Period Three Shares") shall become purchasable between May 1, 2005 and April 30, 2006 ("Period Three"); with one-quarter of such Period Three Shares becoming purchasable on the last day of the months of July, October, January and April of Period Three;

                  (iv) Ninety-thousand (90,000) Warrant Shares (the "Period Four Shares") shall become purchasable between May 1, 2006 and April 30, 2007 ("Period Four"); with one-quarter of such Period Four Shares becoming purchasable on the last day of the months of July, October, January and April of Period Four.

          (c) Period One, Period Two, Period Three and Period Four are collectively referred to herein as the "Periods" and each, a "Period". If the average closing sale price of the Common Stock on the American Stock Exchange (or any other stock exchange or trading system on which the Common Stock may hereafter be listed or quoted) during any period of ninety (90) Business Days (as hereinafter defined) exceeds the "Acceleration Price" specified with respect to any Period below, (i) all Warrant Shares scheduled to vest during such Period shall immediately vest and become immediately purchasable hereunder, (ii) the definition of the next succeeding Period shall be deemed amended to be the twelve-month period beginning the first day of the month following the month in which the Acceleration Price is achieved and ending on the last day of the twelfth succeeding month, (iii) the definition of any other remaining succeeding Period shall be deemed amended in a manner similar to that set forth in clause
(ii) above, and (iv) one quarter of the Warrant Shares for each such succeeding Period shall become purchasable on the last day of each of the third, six, ninth and twelfth months of such newly defined Period. Provisions of this Paragraph 2(c) shall operate to accelerate vesting any time an Acceleration Price is achieved; achievement of the Acceleration Price with respect to any Period shall not limit the effect of this paragraph in subsequent Periods. In the event of an adjustment to the Exercise Price pursuant to Section 4 hereof, the Acceleration Price shall be similarly adjusted in the manner described in
Section 4 hereof. The Acceleration Price with respect to each Period shall be as follows:

              Period                          Acceleration Price
            ----------------------------------------------------
            Period One                           $     7.50
            Period Two                           $    10.00
            Period Three                         $    12.00
            Period Four                          $    15.00

          (d) Notwithstanding anything contained elsewhere in this Section 2 to the contrary, the right to purchase any and all Warrant Shares hereunder shall vest and become immediately exercisable upon the occurrence of a "Change of Control" of the Company. For purposes of this Section 2(d) a "Change of Control" of the Company shall mean (i) any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary; (ii) any merger, consolidation, conversion transaction or reorganization of the Company with or into any other entity or entities that results in the conversion or exchange of outstanding Common Stock (or any securities into which such Common Stock may be converted or exchanged) of the Company for securities issued or other consideration paid or caused to be issued or paid by any such entity or affiliate thereof

(other than a merger of the Company with or into another entity that does not result in the holders of Common Stock immediately prior to the consummation of such transaction ceasing to own a majority of the voting securities of the entity surviving or resulting from the merger); or (iii) any sale, transfer or disposition of all or substantially all of the property or assets of the Company. For purposes of the immediately preceding sentence, sale, transfer or disposition of substantially all of the property or assets of the Company shall mean the sale of property or assets, in a single transaction or a series of related transactions, having a value in excess of 50% of the value of assets reflected on the balance sheet of the Company immediately prior to the first such sale.

          (e) In the event the Agreement between Four Corners and the Company, dated April 1, 2003, (the "Agreement") is terminated by the Company for Cause, as provided in Paragraph 9 of the Agreement, the vesting of rights to purchase Warrant Shares pursuant to this Section 2 shall immediately cease and this Warrant shall be exercisable with respect to vested rights to purchase Warrant Shares for a period of six months from the date of notice of such termination.

                 (i) The Company may terminate the Agreement for Cause upon sixty (60) days' prior written notice to Four Corners. The notice shall set forth the specific grounds upon which the Company seeks to terminate the Agreement for Cause. A termination shall be for Cause only if it is based on any one or more of the following: (a) Frank Guidone ("Executive") has been convicted by a court of competent jurisdiction of a felony, based on Executive's commission of a criminal act; (b) Executive commits fraud; (c) Executive willfully neglects or refuses to discharge his duties pursuant to the Agreement, assuming the assigned duties are lawful, which continues for a period of thirty
(30) Business Days following written notice thereof by the Board to Four Corners, or (d) a material breach of the Agreement by Four Corners, which continues for a period of thirty (30) Business Days following notice written thereof by the Board to Four Corners. No act or failure on Executive's part shall be considered "willful" unless it is done, or omitted to be done by Executive, in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a specific resolution duly adopted by the Board of Directors of the Company (the "Board") or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

               (ii) The Company may not terminate the Agreement for Cause until: (a) Executive and Four Corners have the opportunity to appear before the Board, with or without legal representation, to address the Board's stated reason for termination, (b) the affirmative vote of the majority of the Board members (excluding the Executive if he is a member of the Board, and any other member of the Board reasonably believed by the Board to be involved in the events leading the Board to terminate the Agreement for Cause) agreeing that the actions or inactions of the Executive or Four Corners, as specified in the notice of termination occurred, that such actions or inactions constitute Cause, and that the Agreement should, accordingly, be terminated for Cause, and (c) the Board provides Four Corners with a written determination setting forth the specific details that form the basis of such termination.

          (f) In the event the Agreement is terminated by the Company without Cause, or by Four Corners for Good Reason, as provided in Paragraph 9 of the Agreement, the right to purchase the Warrant Shares shall vest and become immediately exercisable with respect to those Warrant Shares scheduled to vest during the Period in which the Agreement is terminated and for the Period immediately following the Period in which the Agreement is terminated, and shall remain exercisable for a period of six months from the date of such termination. Four Corners may terminate the Agreement for Good Reason upon sixty (60) days' prior written notice to the Company. The notice shall set forth the specific grounds upon which Four Corners seeks to terminate the Agreement for Good Reason. A termination shall be for Good Reason only if it is based on any one or more of the following: (a) any material change in Executive's position, scope of authority or responsibilities, or a change in Executive's title, to which Executive has not previously agreed, (b) failure by the Company to fulfill its obligations specified in Paragraphs 5 and 6 of the Agreement, or to provide the insurance specified in Paragraph 8 of the Agreement, or (c) a material breach of the Agreement by the Company. The Company will have thirty (30) Business Days to cure the Good Reason following notice to the Company by Four Corners of the same.

     3.     Certain Agreements of the Company.  The Company hereby covenants and
            ---------------------------------
agrees as follows:

                    (a)     Shares  to  be Fully Paid.  All Warrant Shares will,
                            -------------------------
upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all liens, claims and encumbrances.

                    (b)     Reservation  of  Shares. During the Exercise Period,
                            -----------------------
the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of the shares of Common Stock listed on the face of this Warrant.

                    (c)     Certain Actions Prohibited.  The  Company  will not,
                            --------------------------
by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                    (d)     Successors and Assigns. This Warrant will be binding
                            ------------------------
upon the Company and any successors. Successors shall include, without limitation, parents or subsidiaries, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets or stock of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed the "Company" for the purpose hereof.

          4.     Antidilution Provisions.  The Exercise Price hereunder shall be
                 -----------------------
subject  to  adjustment  from  time  to  time  as  provided  in  this Section 4.

                (a)     Subdivision  or  Combination  of  Common  Stock.  If the
                       -----------------------------------------------
Company subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares for which this Warrant may be exercised shall be proportionately increased. If the Company combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares for which this Warrant may be exercised shall be proportionately reduced.

                (b)     Consolidation,  Merger  or  Sale.  In  case  of  any
                        --------------------------------
consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder hereof will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to ensure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder hereof such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, where the consideration consists solely of cash, the holder hereof shall receive, in connection with such transaction, cash consideration equal to the fair market value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

               (c)     Distribution  of  Assets.  In  case  the  Company  shall
                       ------------------------
declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time, then the holder hereof shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If the Company distributes rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with their terms prior to the expiration of the Exercise Period, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the holder hereof receives such securities pursuant to the exercise hereof.

               (d)     Notice  of  Adjustment.  Upon the occurrence of any event
                       ----------------------
which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

               (e)     Other  Notices.  In  case  at  any  time:
                       --------------

                      (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;
                      (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                      (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                       (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then, in each such case, the Company shall give to the holder of this Warrant (a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company's books are closed in respect thereof. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                (f)     Certain  Events.  If  any  event  occurs  of  the  type
                        ---------------
contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(e) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant at each such Exercise Price so that the rights of the holder shall be neither enhanced nor diminished by such event.

          5.     Issue  Tax.  The  issuance  of  certificates for Warrant Shares
                 ----------
upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant. The Company shall have no responsibility for any income (or other) taxes payable by the Holder of this Warrant upon sale of the Warrant Shares or otherwise.

          6.     No  Rights or Liabilities as a Shareholder.  This Warrant shall
                 ------------------------------------------
not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          7.     Transfer,  Exchange  and  Replacement  of  Warrant.
                 --------------------------------------------------

                (a)     Restriction on  Transfer.  This  Warrant  and the rights
                        -------------------------
granted  to  the  holder  hereof shall not be transferable, in whole or in part.

                (b)     Warrant  Exchangeable for Different Denominations.  This
                        --------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.

                (c)     Replacement  of  Warrant.  Upon  receipt  of  evidence
                        ------------------------
reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                (d)     Cancellation; Payment of Expenses. Upon the surrender of
                        ---------------------------------
this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach of the terms of this Warrant, including costs and expenses (including legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

                (e)     Warrant  Register.  The Company  shall  maintain, at its
                        -----------------
principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          8.    Representations  And  Warranties.  This  Warrant  is issued and
                --------------------------------
delivered  on  the  basis  of  the  following:

               (a)     Authorization  and  Delivery.  This Warrant has been duly
                       ----------------------------
authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

               (b)     No  Inconsistency.  The  execution  and  delivery of this
                       -----------------
Warrant are not, and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

          9.     Notices.  Any  notices  required or permitted to be given under
                 -------
the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                        If  to  the  Company:

                        Measurement  Specialties,  Inc.
                        710  Route  46  East
                        Suite  206
                        Fairfield,  NJ  07004
                        Telephone:  973-808-1819
                        Facsimile:   973-808-1787
                        Attention:  John  Hopkins

                        If  to  the  Holder:
                        Four  Corners  Capital  Partners,  LP
                        13355  Noel  Road  #1825
                        Dallas,  TX  75240
                        Telephone:
                        Facsimile:
                        Attention:  Frank  Guidone

     If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 10.

          10.     Governing  Law;  Jurisdiction.  This Warrant shall be governed
                  -----------------------------
by and construed in accordance with the laws of the State of New Jersey. The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the County of Essex, State of New Jersey, in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified or registered mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          11.   Miscellaneous.
                -------------

               (a)     Amendments.  This  Warrant  and  any provision hereof may
                       ----------
only be amended by an instrument in writing signed by the Company and the holder hereof.

               (b)     Descriptive  Headings.  The  descriptive  headings of the
                       ---------------------
several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

               (c)     Cashless  Exercise.  To  the  extent  vested  pursuant to
                       ------------------
Section 2 hereof, this Warrant may be exercised at any time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price (as defined below) of a share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. For purposes of this Section 11(c), the term "MARKET PRICE" means the average closing price of a share of Common Stock on a nationally recognized stock exchange for the five trading days preceding the date of exercise of this Warrant.

               (d)     Business  Day.  For  purposes  of  this Warrant, the term
                       -------------
"BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                    MEASUREMENT  SPECIALTIES,  INC.

                                    By:   /s/  John  P.  Hopkins
                                          ----------------------
                                          John  Hopkins
                                          Vice President and Chief Financial
                                          Officer

                           FORM OF EXERCISE AGREEMENT
         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)


To: Measurement Specialties, Inc.
710  Route 46 East
Suite 206
Fairfield, NJ 07004

Attention: John Hopkins

          The undersigned hereby irrevocably exercises the right to purchase ________ shares of the Common Stock of Measurement Specialties, Inc., a corporation organized under the laws of the State of New Jersey (the "COMPANY"), evidenced by the attached Warrant, and herewith [makes payment of the Exercise Price with respect to ____ shares][elects to effect a Cashless Exercise (as defined in Section 11(c) of such Warrant)], all in accordance with the conditions and provisions of said Warrant.

          The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. The undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

          The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________            _____________________________________
                                   Signature  of  Holder

                                   _____________________________________
                                   Name  of  Holder  (Print)

                                   Address:

                                   _____________________________________

                                   _____________________________________

                                   _____________________________________

                               FORM OF ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:


     Name  of  Assignee               Address          No.  of  Shares
     ------------------               -------          ---------------



          ,  and  hereby  irrevocably  constitutes  and  appoints
_____________________________________  as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

     Dated:  _____________________,  ____

     In  the  presence  of

     __________________

                                     Name: _____________________________________

                                     Signature: ________________________________

                                     Title of Signing Officer or Agent (if any):

                                     ___________________________________________

                                     Address: __________________________________


                                     Note: The above signature should correspond exactly with the name on the face of the within Warrant